Exhibit 7.C

JAPAN INTERNATIONAL COOPERATION AGENCY

U.S.$1,000,000,000  4.375% Guaranteed Bonds Due May 28, 2031

Unconditionally and Irrevocably Guaranteed as to

Payment of Principal and Interest by

JAPAN

UNDERWRITING AGREEMENT

Dated as of May 20, 2026 (New York City time)/May 21, 2026 (Tokyo time)

To the Representatives named in Schedule I hereto of the Underwriters named in Schedule II hereto.

Ladies and Gentlemen:

1.   Introductory. Japan International Cooperation Agency (“Issuer”) proposes to sell to the underwriters named in Schedule II hereto (the “Underwriters”), for whom you are acting as representatives (the “Representatives”), the principal amount of its debt securities identified in Schedule I hereto (the “Securities”), to be unconditionally and irrevocably guaranteed as to payment of principal thereof, interest thereon and any additional amounts thereof by Japan (the “Guarantee”), as Guarantor of the Securities (“Japan”), and to be issued under a fiscal agency agreement (the “Fiscal Agency Agreement”) to be dated as provided in Schedule I hereto among Issuer, Japan, and the fiscal agent, principal paying agent and transfer agent (the “Fiscal Agent”, “Principal Paying Agent” and “Transfer Agent”, as applicable) and the U.S. representative of the Fiscal Agent, Principal Paying Agent and Transfer Agent (the “U.S. Representative”) identified in Schedule I hereto. If the firm or firms listed in Schedule II hereto include only the firm or firms listed as “Representatives” in Schedule I hereto, then the terms “Underwriters” and “Representatives” as used herein shall each be deemed to refer to such firm or firms.

2.   Representations and Warranties of Issuer and Japan. Issuer and Japan severally represent and warrant to and agree with the several Underwriters that:

(a)   Issuer and Japan filed with the United States Securities and Exchange Commission (the “Commission”) Registration Statement No. 333-268943, which has become effective, for the registration under the United States Securities Act of 1933, as amended (the “Act”), of the Securities and the Guarantee. Issuer and Japan propose to file with the Commission pursuant to Rule 424(b) under the Act (“Rule 424(b)”) a supplement to the form of prospectus included in Registration Statement No. 333-268943, relating to the Securities, the Guarantee and the plan of distribution thereof, a copy of the proposed form of which has been furnished to the Representatives. Registration Statement No. 333-268943, including the exhibits thereto and the information incorporated by reference therein, as amended at the date of this Agreement, is hereinafter collectively called the “Registration Statement”. The prospectus included in the Registration Statement, including all information incorporated by reference therein, is hereinafter called the “Base Prospectus”. The supplemented form of prospectus relating to the Securities and the Guarantee, in the form in which it shall be filed with the Commission pursuant to Rule 424(b) (including the Base Prospectus as so supplemented) is hereinafter called the “Final Prospectus”. The prospectus supplement included in the Final Prospectus is hereinafter called the “Prospectus Supplement”. Any preliminary form of the Final Prospectus which has heretofore been filed pursuant to Rule 424(b) is hereinafter called a “Preliminary Prospectus”. Any reference herein to the Registration Statement, the Base Prospectus, the Final Prospectus, any Preliminary Prospectus, or any amendment or supplement thereto, shall be deemed to refer to and include any information incorporated by reference therein including information incorporated by reference from any annual report (an “Annual Report”) on Form 18-K or amendment thereto of Issuer or Japan under the United States Securities Exchange Act of 1934, as amended (the “Exchange Act”).

(b)   The Registration Statement, the Final Prospectus and each amendment or supplement thereto relevant to the Securities and the Guarantee, as of their respective effective or issue dates, conformed or will conform, as the case may be, in all respects with the applicable requirements of the Act, including the rules and regulations of the Commission thereunder, and neither such Registration Statement nor the Final Prospectus nor any amendment or supplement thereto, as of their respective effective or issue dates, contained or will contain, as the case may be, any untrue statement of a material fact or omitted or will omit, as the case may be, to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; provided, however, that neither Issuer nor Japan makes any representations or warranties as to the information contained in or omitted from the Registration Statement or the Final Prospectus or any amendment thereof or supplement thereto relevant to the Securities and the Guarantee in reliance upon and in conformity with information furnished in writing to Issuer or Japan by or on behalf of any Underwriter through the Representatives specifically for use in connection with the preparation of the Registration Statement and the Final Prospectus. Each Underwriter hereby furnishes to Issuer and Japan in writing through the Representatives specifically for use with reference to such Underwriter in the preparation of the Registration Statement and the Final Prospectus, or any amendment thereof or supplement thereto relevant to the Securities and the Guarantee, the statements in the Final Prospectus specified in Schedule I hereto.

(c)   For the purposes of this Agreement, the “Applicable Time” is 12:25 PM (New York City time) on May 20, 2026; the Preliminary Prospectus which includes the preliminary prospectus supplement dated May 19, 2026 (the “Latest Preliminary Prospectus”), and the term sheet dated May 20, 2026, which contains the final terms of the Securities and the Guarantee and which has been prepared by Issuer in the form previously agreed to between Issuer and the Representatives (the “Term Sheet”; the Latest Preliminary Prospectus and the Term Sheet are hereinafter collectively referred to as the “Pricing Disclosure Package”; each of the Term Sheet and any other “issuer free writing prospectus” as defined in Rule 433(h) under the Act, whether required to be filed or not, relating to the Securities and the Guarantee is hereafter referred to as an “Issuer Free Writing Prospectus”; each Issuer Free Writing Prospectus to which the Representatives have given prior consent is hereafter referred to as a “Permitted Issuer Free Writing Prospectus”), as of the Applicable Time, did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; the Term Sheet, as of its issue date and at all subsequent times through the completion of the offer and sale of the Securities and the Guarantee or until any earlier date that Issuer notified or notifies the Representatives as described in Section 5(a)(vi) hereof, does not conflict with the information contained in the Registration Statement, the Base Prospectus, any Preliminary Prospectus or the Final Prospectus. Each Permitted Issuer Free Writing Prospectus (other than the Term Sheet), as of the Applicable Time, did not conflict with the information contained in the Registration Statement, the Base Prospectus, any Preliminary Prospectus or the Final Prospectus, and when taken together with the Pricing Disclosure Package, as of the Applicable Time, each Permitted Issuer Free Writing Prospectus (other than the Term Sheet) did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that neither Issuer nor Japan makes any representations or warranties as to the information contained in or omitted from the Pricing Disclosure Package in reliance upon and in conformity with information furnished in writing to Issuer or Japan by or on behalf of any Underwriter through the Representatives specifically for use in connection with the preparation of the Pricing Disclosure Package. Each Underwriter hereby furnishes to Issuer and Japan in writing through the Representatives specifically for use with reference to such Underwriter in the preparation of the Pricing Disclosure Package, the statements in the Pricing Disclosure Package specified in Schedule I hereto. Each of the following constitutes a Permitted Issuer Free Writing Prospectus: (x) the Term Sheet and (y) each investor and/or roadshow presentation that is a “written communication” within the meaning of Rule 433 under the Act.

(d)   (i) At the earliest time that Issuer, Japan or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Act) and (ii) as of the date hereof, neither Issuer nor Japan was or is an “ineligible issuer” as defined in Rule 405 under the Act, without taking into account any determination by the Commission pursuant to such Rule that it is not necessary that Issuer or Japan be considered an “ineligible issuer”.

(e)   Each of Issuer and Japan represents, warrants and undertakes to the Underwriters that it has not issued and will not issue, without the prior consent of HSBC Bank plc, as the stabilization agent, any communication to which Article 6(1) of the Commission Delegated Regulation (EU) 2016/1052, supplementing Regulation (EU) No 596/2014 of the European Parliament and of the Council with regard to regulatory technical standards for the conditions applicable to buy-back programmes and stabilization measures (“MAR Stabilization RTS”), applies unless that communication adequately discloses that stabilizing action may take place in relation to such issue and complies with Article 6(1)(a)-(f) of the MAR Stabilization RTS.

(f)    Each of Issuer and Japan represents, warrants and undertakes to the Underwriters that it has not issued and will not issue, without the prior consent of HSBC Bank plc, as the stabilization agent, any communication to which Article 6(1) of the Commission Delegated Regulation (EU) 2016/1052, supplementing Regulation (EU) No 596/2014 of the European Parliament and of the Council with regard to regulatory technical standards for the conditions applicable to buy-back programmes and stabilization measures, as each of such regulations forms part of United Kingdom domestic law by virtue of the European Union (Withdrawal) Act 2018 (“EUWA”) (“UK MAR Stabilization RTS”), applies unless that communication adequately discloses that stabilizing action may take place in relation to such issue and complies with Article 6(1)(a)-(f) of the UK MAR Stabilization RTS.

Notwithstanding the above, it is agreed that the foregoing representations, warranties and agreements of Issuer in this Section shall not extend to the information set forth in the portions of the Base Prospectus under the caption “Japan” and, if so specified in Schedule I hereto, the portions of the Latest Preliminary Prospectus and of the Final Prospectus under the additional caption or captions specified in Schedule I hereto, or to information incorporated by reference from Japan’s Annual Report on Form 18-K.

3.   Purchase, Sale and Delivery of Securities. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, Issuer agrees to sell to the Underwriters, and the Underwriters agree, severally and not jointly, to purchase from Issuer, at the purchase price set forth in Schedule I hereto (which shall include accrued interest or amortization, if any, on the Securities), the respective principal amounts of the Securities set forth opposite the names of the Underwriters in Schedule II hereto.

Issuer will deliver the Securities to the Representatives for the accounts of the Underwriters, and the Representatives will make, or cause to be made, payment of the purchase price set forth in Schedule I hereto, either by wire transfer to an account or accounts designated by Issuer or by certified or official bank check or checks drawn to the order of Issuer, in each case in the settlement funds specified in Schedule I hereto, at the office (in the case of payment by bank check(s)), on the date and at the time specified in Schedule I hereto, or at such other time not later than seven full business days thereafter as the Representatives, Issuer and Japan determine, such date and time being herein referred to as the “Closing Date”. Certificates for the Securities will be in fully registered form, in the authorized denominations specified in Schedule I hereto. Certificates for the Securities issued in registered form will be registered in authorized denominations and in such names as the Representatives request. The Securities will be made available for checking and packaging by the Representatives at the office specified in Schedule I hereto of the Fiscal Agent at least twenty-four hours prior to the Closing Date.

4.   Offering by Underwriters. It is understood that the several Underwriters propose to offer the Securities and the Guarantee for sale to the public as set forth in the Final Prospectus. The Securities have not been and will not be registered under the Financial Instruments and Exchange Act of Japan (Act No. 25 of 1948, as amended) and are subject to the Act on Special Measures Concerning Taxation of Japan (Act No. 26 of 1957, as amended, the “Special Taxation Act”). Each Underwriter has represented and agreed that, (I) it has not, directly or indirectly, offered or sold and will not, directly or indirectly, offer or sell any of the Securities in Japan, or to any person resident in Japan for Japanese securities law purposes (including any corporation or entity organized under the laws of Japan), except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Act of Japan and any other applicable laws, regulations and ministerial guidelines of Japan, and, (II) it has not offered or sold, and will not offer or sell as part of its initial distribution at any time, any of the Securities to, or for the benefit of, any person other than a beneficial owner that is, (i) for Japanese tax purposes, neither (a) an individual resident of Japan or a Japanese corporation, nor (b) an individual non-resident of Japan or a non-Japanese corporation that in either case is a specially-related person of Issuer as described in Article 6, Paragraph 4 of the Special Taxation Act or (ii) a Japanese financial institution, designated in Article 6, Paragraph 11 of the Special Taxation Act.

5.   Covenants of Issuer and Japan; Certain Additional Representations and Covenants relating to Issuer Free Writing Prospectuses.

(a)   Issuer and Japan severally covenant and agree with the several Underwriters that:

(i)   Issuer and Japan will advise the Representatives promptly of any proposal to amend or supplement the Registration Statement, the Base Prospectus, any Preliminary Prospectus or the Final Prospectus, so long as delivery of a prospectus relating to the Securities and the Guarantee by an Underwriter or dealer may be required under the Act, and will not effect such amendment or supplementation, whether by filing an amendment pursuant to the Act, the Exchange Act or otherwise, without the consent of the Representatives. Subject to the foregoing sentence, Issuer and Japan (A) will cause the Final Prospectus to be promptly transmitted for filing with the Commission pursuant to Rule 424(b) or will otherwise cause the Final Prospectus to be promptly filed with the Commission pursuant to said Rule, (B) will cause an amendment to the most recent Annual Report of Issuer to be filed with the Commission containing any exhibits required, in connection with the Securities and the Guarantee, pursuant to the Act, including but not limited to an opinion of counsel for Issuer and Japan as to the validity of the Securities and the Guarantee and a list of the Underwriters’ names and addresses, and (C) will cause the Term Sheet and all other material (if any) required to be filed by Issuer or Japan with the Commission pursuant to Rule 433(d) under the Act (“Rule 433(d)”) to be promptly transmitted for filing with the Commission pursuant to said Rule or will otherwise cause the Term Sheet and such other material (if any) to be promptly filed with the Commission pursuant to said Rule. Issuer and Japan will promptly advise the Representatives (A) when the Final Prospectus shall have been filed with the Commission pursuant to Rule 424(b), (B) when such amendment to the most recent Annual Report shall have been filed with the Commission, (C) when any amendment to the Registration Statement relating to the Securities and the Guarantee shall have become effective, (D) of any request by the Commission for any amendment (relevant to the Securities and the Guarantee) of the Registration Statement, or amendment of or supplement to the Final Prospectus, or for any additional information, (E) of the institution, to the knowledge of Issuer or Japan, by the Commission of any stop order proceedings suspending the effectiveness of the Registration Statement or of any examination pursuant to Section 8(e) of the Act concerning the Registration Statement, and (F) when, to the knowledge of Issuer or Japan, Issuer or Japan becomes the subject of a proceeding under Section 8A of the Act in connection with the offering of the Securities and the Guarantee. Issuer and Japan will use their best efforts to prevent the issuance of any such stop order referred to in clause (E) above and to obtain as soon as possible its lifting, if issued.

(ii)   If at any time when a prospectus relating to the Securities and the Guarantee (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required to be delivered under the Act, any event occurs as a result of which any Preliminary Prospectus or Final Prospectus as then amended or supplemented would contain an untrue statement of a material fact, or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend or supplement any Preliminary Prospectus or Final Prospectus to comply with the Act, Issuer and Japan will promptly prepare and file with the Commission, subject to the first sentence of subparagraph (i) of this paragraph (a), whether by filing documents pursuant to the Act, the Exchange Act or otherwise, an amendment or supplement, which will correct such statement or omission or an amendment or supplement which will effect such compliance.

(iii)   Issuer and Japan will furnish to the Representatives copies of the Registration Statement and each amendment thereto which shall become effective on or prior to the Closing Date (one of which will include all exhibits), and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Act, any Preliminary Prospectus and the Final Prospectus, and all amendments and supplements to such documents, in each case as soon as available and in such reasonable quantities as the Representatives request.

(iv)   Issuer and Japan will use their best efforts to arrange for the qualification of the Securities and the Guarantee, for sale under the laws of such jurisdictions as the Representatives may reasonably designate and to continue such qualifications in effect so long as required for the distribution of the Securities; provided, however, that in connection therewith Issuer shall not be required to qualify as a foreign corporation and neither Issuer nor Japan shall be required to file a general consent to the service of process in any such jurisdiction.

(v)   Issuer and Japan will make prompt application for the listing of the Securities on Singapore Exchange Securities Trading Limited (“SGX-ST”), and will use their best efforts to cause such listing and/or registration to become effective. For the avoidance of doubt, in the event that the Securities are listed on SGX-ST, Issuer and Japan are not hereby obligated to maintain a listing of the Securities on such Exchange following the effectiveness of such listing.

(vi)   If at any time following issuance of an Issuer Free Writing Prospectus, any event occurred or occurs as a result of which such Issuer Free Writing Prospectus would conflict with the information in the Registration Statement, the Base Prospectus, any Preliminary Prospectus or the Final Prospectus or would contain an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, Issuer and Japan will give prompt notice thereof to the Representatives and, if requested by the Representatives, will prepare and furnish without charge to each Underwriter an Issuer Free Writing Prospectus or other document which will correct such conflict, statement or omission; provided, however, that this covenant shall not apply to any statements or omissions in an Issuer Free Writing Prospectus made in reliance upon and in conformity with information furnished in writing to Issuer and Japan by or on behalf of any Underwriter through the Representatives expressly for use therein.

(b)   Issuer covenants and agrees with the several Underwriters that:

(i)   (A) Issuer will pay the expenses in connection with the preparation, issuance, execution, authentication and delivery of the Securities and the Guarantee, as the case may be, the printing of this Agreement and the Fiscal Agency Agreement, the preparation, printing and filing of the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus and the Final Prospectus and any amendments or supplements thereto, and the furnishing of copies of each thereof to the Underwriters, the listing of the Securities on the SGX-ST and any registration thereof under the Exchange Act, and any rating of the Securities made upon the request of Issuer by investment rating agencies (including any fees charged for such rating); (B) Issuer will pay the expenses authorized by it (including reasonable fees and disbursements of counsel) incurred in connection with the qualification of the Securities and the Guarantee for sale and the determination of their eligibility for investment under the laws of such jurisdictions as the Representatives may reasonably designate and the printing of memoranda relating thereto; and (C) Issuer will pay the fees and expenses of the legal counsels for Issuer and the Underwriters in connection with the issuance and offering of the Securities and the Guarantee, the fees and expenses of the Fiscal Agent and other agents named in the Fiscal Agency Agreement (which, for the avoidance of doubt, includes the U.S. Representative) and the cost and expenses in connection with the investor and/or roadshow presentations or any other meetings or teleconferences with prospective investors and a tombstone advertisement (if any).

(ii)   For its first full fiscal year commencing after the date of this Agreement and as soon as practicable after the termination of such fiscal year, Issuer will (A) file an earnings statement with the Commission as part of its Annual Report on Form 18-K in accordance with the procedures set forth in the no-action letter, dated December 8, 2016, of the Commission regarding Issuer and Japan or (B) otherwise make available to the holders of the Securities an equivalent earnings statement.

(iii)   Issuer will pay to the Representatives, on behalf of the Underwriters, following the Closing Date, the sum specified in Schedule I hereto, in lieu of reimbursement of any of the Underwriters’ expenses (including any costs and expenses mentioned in Section 5(b)(i) hereof paid by the Underwriters and the Underwriters’ out-of-pocket expenses, if any).

(c)   Japan covenants and agrees with the several Underwriters that:

(i)   It will guarantee unconditionally and irrevocably the payment of the principal of, interest on and any additional amounts of the Securities, and it will cause its Guarantee in substantially the form set forth as an exhibit to the Fiscal Agency Agreement to be endorsed on each Security and to be validly executed on behalf of Japan.

(ii)   For its first full fiscal year commencing after the date of this Agreement and as soon as practicable after the termination of such fiscal year, Japan will (A) file a statement of revenues and expenditures of Japan with the Commission as part of its Annual Report on Form 18-K in accordance with the procedures set forth in the no-action letter, dated December 8, 2016, of the Commission regarding Issuer and Japan or (B) otherwise make available to the holders of the Securities an equivalent statement of revenues and expenditures of Japan.

(d)   Each of Issuer and Japan severally represents and warrants and agrees with the several Underwriters that, unless it has obtained or obtains the prior consent of the Representatives, it (i) has not made and will not make any offer relating to the Securities and the Guarantee that would constitute an Issuer Free Writing Prospectus and (ii) has not engaged in any oral or written communication with potential investors undertaken in reliance on Rule 163B under the Act (each, a “Testing-the-Waters Communication”). Each Underwriter severally represents and warrants and agrees with Issuer, Japan and the Representatives that, unless it has obtained or obtains the prior consent of Issuer, Japan and the Representatives, it (i) has not made and will not make any offer relating to the Securities and the Guarantee that would constitute a “free writing prospectus” as defined in Rule 405 under the Act relating to the Securities and the Guarantee, required to be filed with the Commission and (ii) has not engaged in any Testing-the-Waters Communication; provided, however, that, prior to the preparation of the Term Sheet, Issuer, Japan and the Representatives gave their prior consent to the Underwriters to use the information with respect to the final terms of the Securities and the Guarantee in communications conveying information relating to the offering thereof to investors. Issuer and Japan have complied and will comply with the requirements of Rule 433 under the Act applicable to any Issuer Free Writing Prospectus and “issuer information” as defined in said Rule, including timely filing thereof with the Commission or retention thereof where required and legending thereof.

6.   Conditions of Obligations of the Underwriters. The obligations of the several Underwriters to purchase and pay for the Securities will be subject to the accuracy of the representations and warranties on the part of Issuer and Japan herein, to the accuracy of the statements of officials of Issuer and Japan made pursuant to the provisions hereof, to the performance by Issuer and Japan of their obligations hereunder and to the following additional conditions precedent:

(a)   No stop order suspending the effectiveness of the Registration Statement, as amended from time to time, shall have been issued and no proceedings for that purpose shall have been instituted, or to the knowledge of Issuer, Japan or the Representatives, shall be contemplated by the Commission; the Final Prospectus shall have been filed or transmitted for filing with the Commission in accordance with Section 5(a)(i) hereof not later than 5:00 P.M. New York City time on the business day following the date of this Agreement; and the Term Sheet and all other material (if any) required to be filed by Issuer or Japan with the Commission pursuant to Rule 433(d) shall have been filed with the Commission or transmitted for filing with the Commission by the time applicable to such filing pursuant to said Rule.

(b)   Subsequent to the date hereof, there shall not have occurred (i) any change, or any development involving a prospective change, in or affecting particularly the business or properties of Issuer or the financial, political or economic condition of Japan which, in the judgment of the Representatives, materially impairs the investment quality of the Securities, or (ii) (A) a suspension or material limitation in trading in securities generally on the New York Stock Exchange or SGX-ST, (B) a general moratorium on commercial banking activities in the United States, New York or Japan declared by either Federal or New York State authorities or by Japanese authorities, or (C) the engagement by the United States or Japan in hostilities which have resulted in the declaration, on or after the date hereof, of a national emergency or war; provided that the effect of any such event specified in this subsection (ii), in the judgment of the Representatives, after consultation with Issuer and Japan, would materially adversely affect the marketing of the Securities.

(c)   The Representatives shall have received an opinion of Anderson Mori & Tomotsune, Japanese counsel for Issuer and Japan, dated the Closing Date, to the effect that:

(i)   Issuer is an incorporated administrative agency (dokuritsu gyosei hojin) validly existing under the laws of Japan with power and authority to own its properties and assets and conduct its business as described in the Latest Preliminary Prospectus and in the Final Prospectus;

(ii)   All Japanese governmental approvals have been obtained which are required for the valid authorization, issue and sale of the Securities and for the performance of Issuer’s obligations under the Securities, this Agreement and the Fiscal Agency Agreement;

(iii)   The execution and delivery by Issuer of this Agreement and the Fiscal Agency Agreement and the performance by Issuer of its obligations thereunder has been duly authorised by Issuer, and this Agreement and the Fiscal Agency Agreement, assuming that they constitute valid and legally binding obligations of Issuer under their governing law, constitute valid and legally binding obligations of Issuer;

(iv)   The execution and delivery by Japan of this Agreement and the Fiscal Agency Agreement and the performance by Japan of its obligations thereunder has been duly authorised by Japan, and this Agreement and the Fiscal Agency Agreement, assuming that they constitute valid and legally binding obligations of Japan under their governing law, constitute valid and legally binding obligations of Japan;

(v)   The issue of the Securities by Issuer has been duly authorized by Issuer; and when the Securities have been executed on behalf of Issuer by the facsimile signature of the individual specified in the Fiscal Agency Agreement to act on behalf of Issuer, when the Securities have been duly authenticated by the Fiscal Agent, when the aggregate amount of the purchase price for the Securities has been paid in full in accordance with this Agreement, and assuming that the Securities will constitute valid and legally binding obligations of Issuer under their governing law, such Securities will constitute valid and legally binding obligations of Issuer entitled to the benefits provided by the Fiscal Agency Agreement (such counsel expresses no opinion as to the enforceability, as distinguished from the valid and legally binding nature, of the Securities);

(vi)   The Guarantee has been duly authorized by Japan; and, upon the issue of the Securities by Issuer, and when the Guarantee has been endorsed on the Securities bearing the facsimile signature or the official seal (or the facsimile thereof) of the Minister of Finance (or, in the absence of the Minister of Finance, any other Minister designated by the Prime Minister), and assuming that the Guarantee will constitute valid and legally binding obligations of Japan under their governing law, the Guarantee will have been validly made in accordance with the Constitution and laws of Japan, and constitute valid, legally binding, direct and unconditional general obligation of Japan, for the performance of which the full faith and credit of Japan have been pledged (such counsel expresses no opinion as to the enforceability, as distinguished from the valid and legally binding nature, of the Guarantee); and such Guarantee will rank pari passu in right of payment with all other general obligations of Japan without any preference one above the other by reason of priority of date of issue, currency of payment or otherwise;

(vii)   The statements set forth in the Registration Statement, the Latest Preliminary Prospectus (as of the Applicable Time) and the Final Prospectus and any amendment or supplement thereto relating to the Securities and the Guarantee and to the Fiscal Agency Agreement are correct insofar as matters of Japanese law are concerned;

(viii)  All matters of Japanese law relating to Issuer and its business, to Japan and the Guarantee and all other statements with respect to or involving Japanese law set forth in each part of the Registration Statement, the Latest Preliminary Prospectus (as of the Applicable Time) and the Final Prospectus and any amendment or supplement thereto, are correctly set forth therein; and

(ix)     Neither the execution, delivery nor performance of this Agreement and the Fiscal Agency Agreement by Issuer in connection with the issue by Issuer of the Securities, nor the issue by Issuer of the Securities, nor the consummation by Issuer of the transactions contemplated in any such documents, nor compliance with the terms and provisions thereof by Issuer, will conflict with, violate or result in a breach of the Act of the Incorporated Administrative Agency - Japan International Cooperation Agency (Act No. 136 of 2002, as amended) or any law or regulations of Japan applicable to Issuer.

In addition, the Representatives shall have received a letter of such counsel, dated the Closing Date, to the effect that, on the basis of the information which they gained in the course of the performance of the services and their review of the Registration Statement, the Pricing Disclosure Package and the Final Prospectus and any amendment or supplement thereto relevant to the Securities and the Guarantee, considered in light of their understanding of applicable Japanese law and the experience they have gained through their practice under Japanese law, nothing has come to such counsel’s attention that causes them to believe that (i) any part of the Registration Statement as of the effective date of such part of the Registration Statement contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (ii) the Pricing Disclosure Package, as of the Applicable Time, contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (iii) the Final Prospectus, as of the date on which it was filed and as of the date hereof, contained or contains any untrue statement of a material fact or omitted or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; it being understood that the limitations inherent in the independent verification of factual matters and the character of determinations involved in the process of preparation of the Registration Statement, any post-effective amendment thereto, the Pricing Disclosure Package and the Final Prospectus are such, however, that such counsel does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement, any post-effective amendment thereto, the Pricing Disclosure Package or the Final Prospectus except for those made in the Registration Statement, any post-effective amendment thereto, the Preliminary Prospectus and the Final Prospectus insofar as they relate to Japanese law or provisions of documents therein described; also, such counsel does not express any opinion or belief as to the financial statements or any other financial data included or required to be included in the Registration Statement, any post-effective amendment thereto, the Pricing Disclosure Package or the Final Prospectus.

(d)   The Representatives shall have received an opinion of Morrison & Foerster LLP, United States counsel for the Underwriters, dated the Closing Date, with respect to the Securities, governmental approvals, the Guarantee, the Fiscal Agency Agreement, this Agreement and other related matters as the Representatives may reasonably require, and Issuer and Japan shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters. In rendering such opinion, such counsel may rely as to all matters governed by Japanese law upon the opinion of Japanese counsel for Issuer and Japan referred to above.

In addition, the Representatives shall have received a letter of such counsel, dated the Closing Date, to the effect that, nothing that came to such counsel’s attention in the course of their review has caused them to believe that (i) any part of the Registration Statement, when such part became effective, contained an untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) the Final Prospectus, as of the date on which it is filed pursuant to Rule 424(b) or as of the Closing Date, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, or (iii) the Pricing Disclosure Package, as of the Applicable Time, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; it being understood that such counsel need not (a) assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement, any post-effective amendment thereto, the Preliminary Prospectus, the Pricing Disclosure Package, except for those made under the captions “Description of the Debt Securities and Guarantee” and “Taxation—U.S. Taxation” in the Base Prospectus and under the captions “Description of the Bonds and Guarantee”, “Taxation” and “Underwriting” in the preliminary prospectus supplement included in the Latest Preliminary Prospectus and in the Prospectus Supplement insofar as they relate to provisions of the Securities, the Guarantee, the Fiscal Agency Agreement and this Agreement therein described or insofar as they relate to provisions of United States Federal tax law therein described, or (b) express any opinion or belief as to the financial statements or other financial data derived from accounting records contained in the Registration Statement, any post-effective amendment thereto, the Base Prospectus, the Prospectus Supplement or the Pricing Disclosure Package.

(e)   The Representatives shall have received a certificate of the Director, Budget for Finance and Investment Account, and Capital Markets Division, Treasury, Finance and Accounting Department of Issuer, dated the Closing Date, in which such officer, to the best of their knowledge after reasonable investigation, shall state that:

(i)   The representations and warranties of Issuer in this Agreement are true and correct, and Issuer has complied with all agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date; and

(ii)   No stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted and are pending or are contemplated by the Commission.

(f)   The Representatives shall have received a certificate of the Minister of Finance or Minister of Finance ad interim or any Vice Minister of Finance of Japan, dated the Closing Date, in which he, to the best of his knowledge after reasonable investigation, shall state that:

(i)   The representations and warranties of Japan in this Agreement are true and correct, and Japan has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date; and

(ii)   No stop order suspending the effectiveness of the Registration Statement has been issued, and no proceedings for that purpose have been instituted and are pending or are contemplated by the Commission.

Issuer and Japan will furnish the Representatives with such conformed copies of such opinions, certificates, letters and documents as the Representatives reasonably request.

7.   Limitation of Liability. If the sale of the Securities provided for herein is not consummated because any condition to the Underwriters’ obligations hereunder is not satisfied or because of any refusal, inability or failure on the part of Issuer or Japan to perform any agreement herein or comply with any provision hereof, Issuer shall have no liability to the Representatives and the other Underwriters except that (i) Issuer shall reimburse the Representatives and the other Underwriters upon demand for all out-of-pocket expenses (including reasonable fees and disbursements of United States counsel) that shall have been incurred by the Representatives and the other Underwriters in connection with the proposed purchase and sale of the Securities and (ii) the respective obligations of Issuer, Japan and the Underwriters pursuant to Section 8 hereof shall remain in effect.

8.   Indemnification.

(a)   Issuer and Japan each will indemnify and hold harmless each Underwriter, and each person, if any, who controls any Underwriter within the meaning of the Act against any losses, claims, damages or liabilities, joint or several, to which such Underwriter or such controlling person may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Base Prospectus, any Preliminary Prospectus, the Final Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus or any “issuer information” filed or required to be filed pursuant to Rule 433(d), or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; and will reimburse each Underwriter and each such controlling person for any legal or other expenses reasonably incurred by such Underwriter or such controlling person in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that neither Issuer nor Japan will be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any of such documents in reliance upon and in conformity with written information furnished to either Issuer or Japan by or on behalf of any Underwriter through the Representatives specifically for use therein pursuant to Section 2(b) hereof as specified in Schedule I hereto. This indemnity agreement will be in addition to any liability which Issuer or Japan may otherwise have.

(b)   Each Underwriter severally will indemnify and hold harmless Issuer, each of its officers who have signed the Registration Statement and Japan against any losses, claims, damages or liabilities to which Issuer, any such officer or Japan may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Base Prospectus, any Preliminary Prospectus, the Final Prospectus, or any amendment or supplement thereto relevant to the Securities and the Guarantee, or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to Issuer or Japan by or on behalf of such Underwriter through the Representatives specifically for use therein pursuant to Section 2(b) hereof; and will reimburse Issuer, any such officer or Japan for any legal or other expenses reasonably incurred by Issuer, any such officer or Japan in connection with investigating or defending any such loss, claim, damage, liability or action. This indemnity agreement will be in addition to any liability which such Underwriter may otherwise have.

(c)   Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under this Section. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation. The indemnifying party shall not be liable for any settlement of any such action effected without its consent, but if settlement is made with the consent of the indemnifying party, such indemnifying party shall indemnify and hold harmless the indemnified party against any loss or liability by reason of such settlement. In any such action brought against Japan, the defense of which shall be assumed by any Underwriter or Underwriters, Japan may, at its option, elect by notice to such Underwriter or Underwriters to direct that any defense based on sovereign immunity, which would otherwise be available to it, shall not be asserted in such action, and each Underwriter agrees, upon receipt of any such notice, not to assert such defense. Such an election not to have such defense asserted shall not release any Underwriter from the indemnity agreement on the part of such Underwriter contained in this Section.

(d)   If recovery is not available under the foregoing indemnification provisions of this Section, for any reason other than as specified therein, the parties entitled to indemnification by the terms thereof shall be entitled to contribution to liabilities and expenses, except to the extent that contribution is not permitted under Section 11(f) of the Act. In determining the amount of contribution to which the respective parties are entitled, there shall be considered the relative benefits received by each party from the offering of the Securities and the Guarantee (taking into account the portion of the proceeds of the offering realized by each), the parties’ relative knowledge and access to information concerning the matter with respect to which the claim was asserted, the opportunity to correct and prevent any statement or omission, and any other equitable considerations appropriate under the circumstances. Issuer and Japan, on the one hand, and the Underwriters, on the other hand, agree that it would not be equitable if the amount of such contribution were determined by pro rata or per capita allocation (even if the Underwriters were treated as one entity for such purpose). No Underwriter or person controlling such Underwriter shall be obligated to make contribution hereunder which in the aggregate exceeds the total public offering price of the Securities purchased by such Underwriter under this Agreement, less the aggregate amount of any damages which such Underwriter and its controlling persons have otherwise been required to pay in respect of the same claim or any substantially similar claim. The Underwriters’ obligations to contribute are several in proportion to their respective underwriting obligations and not joint.

9.   Default of Underwriters. If any Underwriter or Underwriters default in their obligations to purchase the Securities hereunder and the aggregate principal amount of the Securities which such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed 10 % of the total principal amount of the Securities, as set forth in Schedule II hereto, the Representatives may make arrangements satisfactory to Issuer and Japan for the purchase of such Securities by other persons, including any of the Underwriters, but if no such arrangements are made by the Closing Date the non-defaulting Underwriters shall be obligated severally, in proportion to their respective commitments hereunder as set forth in Schedule II hereto, to purchase the Securities which such defaulting Underwriter or Underwriters agreed but failed to purchase. If any Underwriter or Underwriters so default and the aggregate principal amount of the Securities with respect to which such default or defaults occur is more than 10% of the total principal amount of the Securities, as set forth in Schedule II hereto, and arrangements satisfactory to the Representatives and to Issuer and Japan for the purchase of such Securities by other persons shall not be made within thirty-six hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter or Issuer or Japan, except for the expenses to be paid by Issuer pursuant to Section 5(b)(i) hereof and the continuation of the respective obligations of Issuer, Japan and the Underwriters pursuant to Section 8 hereof. As used in this Agreement, the term “Underwriter” includes any person substituted for a defaulting Underwriter under this Section. Nothing herein will relieve a defaulting Underwriter from liability for its default.

10.   Representations and Indemnities to Survive Delivery. The respective indemnities, agreements, representations, warranties and other statements of Issuer, its officers and Japan and of the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter or Issuer, its officers or Japan or any controlling person of any Underwriter, and will survive delivery of and payment for the Securities.

11.   Notices. All communications hereunder will be in writing and, if sent to the Underwriters, will be mailed, delivered or faxed and confirmed to the Representatives at the address specified in Schedule I hereto; or, if sent to Issuer or Japan, will be addressed to the Authorized Agent in the United States for Issuer, as specified in Schedule I hereto and to the Authorized Agent in the United States for Japan, as specified in Schedule I hereto; provided, however, that any notice to an Underwriter pursuant to Section 8 hereof will be mailed, delivered, emailed, or faxed to such Underwriter at its address appearing in the list of Underwriters’ names and addresses furnished to Issuer and Japan for the purpose of communications hereunder.

12.   Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the controlling persons and officers referred to in Section 8 hereof, and no other person will have any right or obligation hereunder.

13.   Representations of Underwriters.

(a)   The Representatives will act for the several Underwriters in connection with the offering of the Securities and the Guarantee for sale to the public as set forth in the Final Prospectus, and any action under this Agreement taken by the Representatives jointly or by one of the Representatives will be binding upon all the Underwriters.

(b)   Solely for the purposes of the requirements of 3.2.7(R) of the Product Intervention and Product Governance Sourcebook part of the UK FCA’s Handbook, (the “UK Product Governance Rules”) regarding the mutual responsibilities of manufacturers under the UK Product Governance Rules, each of Daiwa Capital Markets Europe Limited, Barclays Bank PLC, Goldman Sachs International and HSBC Bank plc that is a manufacturer for purposes of the UK Product Governance Rules (each a “UK Manufacturer” and together the “UK Manufacturers”) acknowledges to each other UK Manufacturer that it understands the responsibilities conferred upon it under the UK Product Governance Rules relating to each of the product approval process, the target market and the proposed distribution channels as applying to the Securities and the related information set out in the Prospectus Supplement. The Issuer and Japan note the application of the UK Product Governance Rules and acknowledge the target market and distribution channels identified as applying to the Securities by the UK Manufacturers and the related information set out in the Prospectus Supplement.

14.   ICMA Agreement Among Managers. The execution of this Agreement by all parties will constitute the Underwriters’ acceptance of the ICMA Agreement Among Managers Version 1/New York Schedule (the “AAM”) subject to any amendment notified to the Underwriters in writing at any time prior to the execution of this Agreement. For purposes of the AAM, “Managers” shall be deemed to refer to the Underwriters, references to the “Lead Manager” shall be deemed to refer to each of the Representatives and references to the “Settlement Lead Manager” shall be deemed to refer to HSBC Bank plc. As applicable to the Underwriters, Clause 3 of the AAM shall be deemed to be deleted in its entirety and replaced with Section 9 of this Agreement.

15.   Governing Law. This Agreement shall be governed by, and interpreted in accordance with, the laws of the State of New York except with respect to its authorization and execution and delivery by Issuer and Japan.

16.   Jurisdiction of Courts of New York and Japan. Issuer hereby appoints JICA USA Office as its authorized agent (the “Process Agent”) upon which process may be served in any action by any Underwriter, or by any person controlling such Underwriter, arising out of or based upon this Agreement which may be instituted in any State or Federal court in The City of New York, and Issuer expressly accepts the jurisdiction of any such court in respect of any such action. Such appointment shall be irrevocable as long as any of the Securities remain outstanding unless and until the appointment of a successor corporation as Issuer’s Process Agent and such successor’s acceptance of such appointment shall have occurred. Issuer will take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment or appointments in full force and effect as aforesaid. Service of process upon the Process Agent at the Process Agent’s office at 1776 I Street, N.W., Suite 895 Washington, D.C. 20006 and written notice of such service mailed or delivered to Issuer, in Tokyo, Japan shall be deemed in every respect effective service of process upon Issuer. Notwithstanding the foregoing, any action by an Underwriter arising out of or based upon this Agreement may be instituted by any Underwriter in any competent court in Japan. Issuer hereby waives irrevocably any immunity to which it might otherwise be entitled in any action arising out of or based upon this Agreement which may be instituted as provided in this Section in any State or Federal court in The City of New York or in any competent court in Japan. This waiver is intended to be effective upon execution of this Agreement without any further act by Issuer before any such court and introduction of a true copy of this Agreement into evidence shall be conclusive and final evidence of such waiver.

17.   Contractual Acknowledgement (UK Bail-in). Notwithstanding, and to the exclusion of, any other term of this Agreement or any other agreements, arrangements, or understanding among Issuer, Japan and the Underwriters, each of Issuer and Japan acknowledges and accepts that a UK Bail-in Liability of a UK BRRD Party arising under this Agreement may be subject to the exercise of UK Bail-in Powers by the Relevant Resolution Authority, and acknowledges, accepts, and agrees to be bound by:

(a)   the effect of the exercise of UK Bail-in Powers by the Relevant Resolution Authority in relation to any UK Bail-in Liability of a UK BRRD Party to Issuer and Japan under this Agreement, that (without limitation) may include and result in any of the following, or some combination thereof:

(i)   the reduction of all, or a portion, of the UK Bail-in Liability or outstanding amounts due thereon;

(ii)   the conversion of all, or a portion, of the UK Bail-in Liability into shares, other securities or other obligations of such a UK BRRD Party or another person (and the issue to or conferral on Issuer and/or Japan of such shares, securities or obligations);

(iii)   the cancellation of the UK Bail-in Liability; or

(iv)   the amendment or alteration of any interest, if applicable, thereon, the maturity or the dates on which any payments are due, including by suspending payment for a temporary period; and

(b)   the variation of the terms of this Agreement, as deemed necessary by the Relevant Resolution Authority, to give effect to the exercise of UK Bail-in Powers by the Relevant Resolution Authority.

For the purposes of this Section:

“UK Bail-in Legislation” means Part I of the UK Banking Act 2009 and any other law or regulation applicable in the United Kingdom relating to the resolution of unsound or failing banks investment firms or other financial institutions or their affiliates (otherwise than through liquidation, administration or other insolvency proceedings).

“UK Bail-in Powers” means the powers under the UK Bail-In Legislation to cancel, transfer or dilute shares issued by a person that is a bank or investment firm or affiliate of a bank or investment firm, to cancel, reduce, modify or change the form of a liability of such a person or any contract or instrument under which that liability arises to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability.

“UK Bail-in Liability” means a liability in respect of which the UK Bail-in Powers may be exercised.

“UK BRRD Party” means any Underwriter that is actually or potentially subject to Bail-in Powers.

“Relevant Resolution Authority” means the resolution authority with the ability to exercise any UK Bail-in Powers in relation to the relevant UK BRRD Party, at the date hereof being the Bank of England.

18.   Contractual Acknowledgement (EU Bail-in). Notwithstanding, and to the exclusion of, any other term of this Agreement or any other agreements, arrangements, or understanding among Issuer, Japan and the Underwriters, each of Issuer and Japan acknowledges and accepts that a BRRD Liability of a Covered Party arising under this Agreement may be subject to the exercise of Bail-in Powers by the Relevant Resolution Authority, and acknowledges, accepts, and agrees to be bound by:

(a)   the effect of the exercise of Bail-in Powers by the Relevant Resolution Authority in relation to any BRRD Liability of a Covered Party to one or more other Parties under this Agreement, that (without limitation) may include and result in any of the following, or some combination thereof:

(i)     the reduction of all, or a portion, of the BRRD Liability or outstanding amounts due thereon;

(ii)    the conversion of all, or a portion, of the BRRD Liability into shares, other securities or other obligations of the relevant Covered Party or another person and the issue to or conferral on one or more such other Parties of such shares, securities or obligations;

(iii)   the cancellation of the BRRD Liability; or

(iv)   the amendment or alteration of the amounts due in relation to such BRRD Liability, including any interest, if applicable, thereon, or the dates on which any payments are due, including by suspending payment for a temporary period; and

(b)   the variation of the terms of this Agreement, as deemed necessary by the Relevant Resolution Authority, to give effect to the exercise of Bail-in Powers by the Relevant Resolution Authority.

For the purposes of this Section:

“Bail-in Legislation” means in relation to a member state of the European Economic Area which has implemented, or which at any time implements, the BRRD, the relevant implementing law, regulation, rule or requirement as described in the EU Bail-in Legislation Schedule from time to time.

“Bail-in Powers” means any Write-down and Conversion Powers (as defined in the EU Bail-in Legislation Schedule), in relation to the relevant Bail-in Legislation.

“BRRD” means Directive 2014/59/EU (as amended, including by Directive (EU) 2019/879) of the European Parliament and of the Council establishing a framework for the recovery and resolution of credit institutions and investment firms.

“BRRD Liability” means a liability in respect of which the relevant Write-down and Conversion Powers in the applicable Bail-in Legislation may be exercised.

“Covered Party” means any Underwriter that is actually or potentially subject to the Bail-in Legislation.

“EU Bail-in Legislation Schedule” means the document described as such, then in effect, and published by the Loan Market Association (or any successor person) from time to time at http://www.lma.eu.com/documents-guidelines/eu-bail-legislation-schedule (or any such successor webpage).

“Relevant Resolution Authority” means the resolution authority with the ability to exercise any Bail-in Powers in relation to the relevant Covered Party.

19.   Recognition of the U.S. Special Resolution Regimes.

(a)   In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement and any such interest and obligation were governed by the laws of the United States or a state of the United States.

(b)   In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

For purposes of this Section:

“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in and shall be interpreted in accordance with, 12 U.S.C. §1841(k).

“Covered Entity” means any of the following:

(i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii) a “covered bank” as that term is defined in, and interpreted in accordance with 12 C.F.R. § 47.3(b); or

(iii) a “covered FSI” as that term is defined in, and interpreted in accordance with 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to us the enclosed duplicate hereof, whereupon it will become a binding agreement among Issuer, Japan and the several Underwriters in accordance with its terms.

Very truly yours,

JAPAN INTERNATIONAL COOPERATION AGENCY		JAPAN

By		By
	SUZUKI Kazuya	AZUMI Hisashi
	Director General, Treasury, Finance and Accounting Department	Duly Authorized Representative of Japan

[Underwriting Agreement]

The foregoing Underwriting Agreement is hereby confirmed and accepted as of the date first above written.

Daiwa Capital markets europe limited

By
Authorized Signatory

Barclays Bank PLC

By
Authorized Signatory

Goldman Sachs International

By
Authorized Signatory

HSBC Bank plc

By
Authorized Signatory

[Underwriting Agreement]

SCHEDULE I

Representative(s):	Daiwa Capital Markets Europe Limited Barclays Bank PLC Goldman Sachs International HSBC Bank plc

Title, Purchase Price and Description of Securities:

Title:
4.375% Guaranteed Bonds due May 28, 2031

Principal amount:
U.S.$1,000,000,000

Purchase price (including accrued interest or amortization, if applicable):
U.S.$994,050,000

Underwriting Discount:
0.125%; Total U.S.$1,250,000

Redemption provisions:
At the option of Issuer, if Additional Amounts are payable pursuant to the Fiscal Agency Agreement

Forms and denominations:
Fully registered form in denominations of U.S.$200,000 and integral multiples of U.S.$2,000 in excess thereof

Date of Fiscal Agency Agreement:
As of May 20, 2026 (New York City time)/May 21, 2026 (Tokyo time)

Fiscal Agent, Principal Paying Agent and Transfer Agent:
MUFG Bank, Ltd., London Branch

U.S. Representative of the Fiscal Agent, Principal Paying Agent and Transfer Agent:
U.S. Bank Trust Company, National Association

Statements in the Registration Statement and the Final Prospectus furnished by the Underwriters for purposes of Section 2(b) of the Underwriting Agreement:
The first sentence of the last paragraph of text on the cover page of the Final Prospectus, the last full paragraph on page S-5 of the Final Prospectus, and the fourth paragraph under the caption “Underwriting” in the Final Prospectus.

Statements in the Pricing Disclosure Package furnished by the Underwriters for purposes of Section 2(c) of the Underwriting Agreement:
The first sentence of the last paragraph of text on the cover page of the Preliminary Prospectus, the last full paragraph on page S-5 of the Preliminary Prospectus, and the fourth paragraph under the caption “Underwriting” in the Preliminary Prospectus.

Type of settlement funds:
Same day funds

Closing Date, Time and Location:
May 28, 2026, 10:00 A.M. (New York City time) at the offices of Morrison & Foerster LLP, 250 West 55th Street, New York, New York, 10019 and Shin-Marunouchi Building, 29th Floor, 5-1, Marunouchi 1-chome, Chiyoda-ku, Tokyo 100-6529.

Office of the Fiscal Agent for checking and packaging of the Securities:
2 Concourse Parkway NE, Suite 800, Atlanta GA 30328

Underwriters’ expense reimbursement pursuant to Section 5(b)(iii) of the Underwriting Agreement:
Fees and costs of Morrison & Foerster LLP, Osler, Hoskin & Harcourt LLP and Allen & Gledhill; SGX-ST listing fee; cost of Toppan Merrill; and fees and costs related to the obtaining of the CUSIP number.

Notices to Representatives or Underwriters:	Daiwa Capital Markets Europe Limited
5 King William Street
London
EC4N 7DA
Attn: Manager, Transaction Management
Tel: +44 20 7597 8000
Email: legalnoticesTM@uk.daiwacm.com

Barclays Bank PLC
1 Churchill Place
London E14 5HP
United Kingdom
Attn: MTN Dealers
Tel: +44 20 7773 9090
Fax: +44 20 7516 7548
Email: mtndskldn@barclays.com

Goldman Sachs International
Plumtree Court
25 Shoe Lane
London EC4A 4AU
United Kingdom
Attn: Syndicate Desk
Tel: +44 (0) 20 7774 1000
Email: gs-ldnigsynd@internal.email.gs.com

HSBC Bank plc
8 Canada Square
London
E14 5HQ
Attn: Head of DCM Legal
Tel: +1-866-811-8049
Email: transaction.management@hsbcib.com

Authorized Agent in the United States for Issuer:	TAIRA Yasushi
Chief Representative
JICA USA Office
1776 I Street, N.W., Suite 895
Washington, D.C. 20006
United States of America

Authorized Agent in the United States for Japan:	AZUMI Hisashi
Finance Division
Consulate General of Japan in New York
299 Park Avenue
18th floor
New York, New York 10171
United States of America

SHIMOTAKAHARA Toru
Embassy of Japan
2520 Massachusetts Avenue, N.W.
Washington D.C. 20008
United States of America

SCHEDULE II

Underwriters	Principal Amount of Securities
DAIWA CAPITAL MARKETS EUROPE LIMITED	$340,000,000
BARCLAYS BANK PLC	230,000,000
GOLDMAN SACHS INTERNATIONAL	220,000,000
HSBC BANK PLC	210,000,000
Total	$1,000,000,000